UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

Sharing Economy International Inc.

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-34591

(Commission File Number)

90-0648920

 (IRS Employer Identification No.)

Far East Consortium Building

113-125A Des Voeux Road Central

Central, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 35832186

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 7, 2026, Sharing Economy International Inc. (the “Company) filed a Current Report on Form 8-K, disclosing the resignation of Shanna Wu, Michael Bibat Bautista, Shao Yuan Guo and Wai Yin Cheng as directors of the Company, and the appointment of Ximing Huang, Johnny Chen, Tin Chi Chan, Kevin Yikang Zhang and Hao Zheng as directors of the Company, as well as the appointment of Ximing Huang as President of the Company. Mr. Huang’s title was also identified as “Chief Executive Officer” on the signature block to the Form 8-K. Such disclosure was inadvertently and incorrectly made. The Company had not obtained any resignations or consents to appointment, or any valid appointments by the board of directors or stockholders of the Company.

Shanna Wu, Michael Bibat Bautista, Shao Yuan Guo and Wai Yin Cheng currently serve as the only directors of the Company, and Ximing Huang is not the President or Chief Executive Officer of the Company. Wu Shaunna currently serves as the Company’s Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARING ECONOMY INTERNATIONAL INC.

Date: March 12, 2026	By:	/s/ Wu Shaunna
		Name:	Wu Shauna
		Title:	Chief Executive Officer

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